                                                               EXHIBIT (A)(1)(M)

                             SHAW INDUSTRIES, INC.

          AMENDMENT TO THE OFFER TO PURCHASE FOR CASH UP TO 12,000,000
                           SHARES OF ITS COMMON STOCK
   (INCLUDING THE ASSOCIATED SERIES A PARTICIPATING PREFERRED STOCK PURCHASE
                                    RIGHTS)

           TO INCREASE THE PURCHASE PRICE TO NOT IN EXCESS OF $15.50
                         NOR LESS THAN $13.50 PER SHARE

  THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS HAVE BEEN EXTENDED AND NOW EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, APRIL 19, 2000,
                     UNLESS THE OFFER IS FURTHER EXTENDED.

To the Participants in the Shaw Industries, Inc.
    Retirement Savings Plan (the "Retirement Savings Plan"):

    Enclosed for your consideration are the Supplement to the Offer to Purchase, dated April 5, 2000, and the related Supplement to the Letter of Transmittal in connection with the amended offer by Shaw Industries, Inc., a Georgia corporation, to purchase up to 12,000,000 shares of its common stock, including the associated rights to purchase preferred stock, at a price not in excess of $15.50 nor less than $13.50 per share, net to seller in cash, without interest, as specified by tendering shareholders, upon the terms and conditions set forth in the offer.

    Price Per Share. Shaw will determine a single per share price that it will pay for shares properly tendered taking into account the number of shares tendered and the prices specified by tendering shareholders. Shaw will select the lowest purchase price that will allow it to buy 12,000,000 shares or, if a lesser number of shares are properly tendered, all shares properly tendered. All shares properly tendered at prices at or below the purchase price and not properly withdrawn will be purchased at the purchase price, subject to the conditions of the offer, including the proration, odd lot priority and conditional tender provisions. Shares tendered at prices greater than the purchase price and not properly withdrawn and shares not purchased because of proration or conditional tenders will be returned at Shaw's expense promptly after the expiration of the offer. All shares acquired in the offer will be acquired at the purchase price. See Section 1 and 15 of the Original Offer to Purchase (which was mailed to you previously) and Section 1 of the Supplement to the Offer to Purchase.

    Priority of Purchase of Shares. As described in Section 1 of the Original Offer to Purchase, if more than 12,000,000 shares have been validly tendered at prices at or below the purchase price selected by Shaw and not withdrawn on or prior to the expiration of the offer, Shaw will purchase properly tendered shares in the following order of priority:

        (a) First, Shaw will purchase all shares properly tendered and not withdrawn prior to the expiration of the offer by any "odd lot holder" (as described in the Original Offer to Purchase) who:

           (1) tenders all shares beneficially owned by the odd lot holder at a price at or below the selected purchase price (tenders of less than all shares owned by such shareholder will not qualify for this preference); and

           (2) completes the box captioned "Odd Lots" on the Supplement to the Letter of Transmittal and, if applicable, on the Supplement to the Notice of Guaranteed Delivery; and

        (b) Second, after the purchase of all of the shares properly tendered by odd lot holders, subject to the conditional tender provisions described in
    Section 6 of the Original Offer to Purchase, Shaw will purchase all other shares tendered properly at prices at or below the selected purchase price on a pro rata basis.

        Consequently, all of the shares that a shareholder tenders in the offer may not be purchased even if they are tendered at prices at or below the purchase price.

     Shares Held in the Retirement Savings Plan. The Trustee of the Retirement Savings Plan, State Street Bank and Trust Company, is the owner of record of the shares held for your account in the Retirement Savings Plan. As such, it is the only one who can tender your shares, and then only pursuant to your

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* The odd lot holder preference is not available for shares held in the
  Retirement Savings Plan.

instructions. We are sending you the Supplement to the Letter of Transmittal for your information; however, you cannot use it to tender shares the Trustee holds in your account under the Retirement Savings Plan. As discussed below, the Supplement to the Letter of Transmittal may be used for shares you hold separately from those shares in your account under the Retirement Savings Plan.

     WE CALL YOUR ATTENTION TO THE FOLLOWING:

          1. You may tender shares at prices not in excess of $15.50 nor less than $13.50 per share as indicated in the attached Supplement to the Instruction Form or you may agree to accept the purchase price as determined in the offer.

          2. You may tender your shares conditioned upon Shaw's purchasing all or a minimum number of your shares.

          3. The offer is not conditioned on any minimum number of shares being tendered pursuant to the offer. The offer is, however, subject to other conditions described in the Original Offer to Purchase. See Section 6 of the Original Offer to Purchase.

          4. The offer, proration period and withdrawal rights will expire at midnight, New York City time, on Wednesday, April 19, 2000, unless Shaw further extends the offer. Participants in the Retirement Savings Plan must forward the attached Supplement to the Instruction Form to State Street Global Advisors, the Independent Fiduciary appointed by Shaw, at the address listed on the Supplement to the Instruction Form by Friday, April 14, 2000 in order to provide ample time to permit the Independent Fiduciary to instruct the Trustee to submit a tender on your behalf. The Independent Fiduciary will not accept facsimile copies of the Supplement to the Instruction Form.

          IF YOU HAVE PREVIOUSLY INSTRUCTED THE INDEPENDENT FIDUCIARY TO TENDER YOUR SHARES IN THIS OFFER, YOU MUST RETENDER AT A PRICE WITHIN THE RANGE SET FORTH IN THE SUPPLEMENT TO THE OFFER TO PURCHASE BY COMPLETING THE SUPPLEMENT TO THE INSTRUCTION FORM ATTACHED HERETO AND DELIVERING IT TO THE INDEPENDENT FIDUCIARY BY APRIL 14, 2000. INSTRUCTIONS FOR TENDER RECEIVED BY THE INDEPENDENT FIDUCIARY ON THE ORIGINAL INSTRUCTION FORM WITHOUT A SUPPLEMENT TO THE INSTRUCTION FORM WILL NOT BE TENDERED BY THE TRUSTEE AND WILL NOT BE ACCEPTED FOR PURCHASE BY SHAW.

          5. The offer is for up to 12,000,000 shares, constituting approximately 9.0% of the shares outstanding as of February 29, 2000.

          6. Tendering shareholders will not be obligated to pay any brokerage fees or commissions, solicitation fees or, subject to Instruction 9 of the Supplement to the Letter of Transmittal, stock transfer taxes on Shaw's purchase of shares pursuant to the offer.

          7. If you are the beneficial owner of shares that you do not want to be subject to proration, if any, if purchased pursuant to the offer, you may direct the Independent Fiduciary to instruct the Trustee to tender such shares on your behalf subject to the condition that at least a designated minimum or none of the shares be purchased, by completing the box captioned "Conditional Tenders." It is the beneficial owner's responsibility to determine the minimum number of shares to be tendered.

          8. If you wish to tender portions of your shares at different prices, you must complete a separate Supplement to the Instruction Form for each price at which you wish to tender each such portion of your shares.

          9. If you wish to withdraw a tender of shares held in the Retirement Savings Plan, you may direct the Independent Fiduciary in writing to withdraw your tendered shares at any time before 5:00 p.m., New York City time on Friday, April 14, 2000. In addition, unless Shaw accepts your tendered shares for payment before 12:00 midnight, New York City time, on Friday, May 5, 2000, you may withdraw your shares by giving written instructions to the Independent Fiduciary of your desire to do so.

     Tendering Your Shares in the Retirement Savings Plan. If you wish to have the Trustee tender any or all of your shares in the Retirement Savings Plan, please so instruct the Independent Fiduciary accordingly by

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completing, executing and returning to the Independent Fiduciary the attached
Supplement to the Instruction Form. The Independent Fiduciary will then instruct the Trustee to tender your shares in accordance with your instructions. An envelope addressed to the independent fiduciary to return your Supplement to the Instruction Form is enclosed. Do not return the Supplement to the Instruction Form to Shaw. The Supplement to the Instruction Form must be returned to the Independent Fiduciary who has been appointed as an independent fiduciary to keep your instructions confidential. If you authorize the Independent Fiduciary to instruct the Trustee to tender your shares in the Retirement Savings Plan, the Trustee will tender all such shares unless you specify otherwise on the attached Supplement to the Instruction Form. The Independent Fiduciary will aggregate all such tenders and accordingly instruct the Trustee to execute Supplements to the Letter of Transmittal on behalf of all participants. If you tender any or all of your shares in the Retirement Savings Plan, you will not receive cash in exchange for the shares. The proceeds from your tendered shares will be reinvested in the Retirement Savings Plan according to your election. You will be required to make a separate election regarding the proceeds of your tendered shares.

     Delivery of a Supplement to the Letter of Transmittal by a Retirement Savings Plan participant of Retirement Savings Plan shares does not constitute proper tender of Retirement Savings Plan shares. Proper tender of Retirement Savings Plan shares can only be made by the Trustee, who is the record owner of such shares.

     Your Supplement to the Instruction Form should be forwarded to the Independent Fiduciary by Friday, April 14, 2000, in order to provide ample time to permit the Independent Fiduciary to instruct the Trustee to submit a tender on your behalf on or before the expiration date of the offer. The offer, proration period and withdrawal rights expire at 12:00 midnight, New York City time, on Wednesday, April 19, 2000, unless the offer is further extended.

     Keeping Your Shares in the Retirement Savings Plan. If you do not wish to tender your shares held in the Retirement Savings Plan, you do not need to take any action.

     Tendering Shares NOT Held in the Retirement Savings Plan. If you desire to tender shares, other than Retirement Savings Plan shares, you must properly complete and duly execute a Supplement to the Letter of Transmittal for such shares and deliver such Supplement to the Letter of Transmittal to the Depositary. THE TRUSTEE CANNOT INCLUDE NON-RETIREMENT SAVINGS PLAN SHARES IN ITS SUPPLEMENT TO THE LETTERS OF TRANSMITTAL.

     The offer is being made solely pursuant to the Original Offer to Purchase, the Supplement to the Offer to Purchase and the related Supplement to the Letter of Transmittal and is being made to all record holders of shares of common stock of Shaw. Shaw is not aware of any state where the making to the offer is prohibited by administrative or judicial action pursuant to a valid state statute. If Shaw becomes aware of any valid state statute prohibiting the making of the offer, Shaw will make a good faith effort to comply with such statute. If, after such good faith effort, Shaw cannot comply with such statute, the offer will not be made to, nor will tenders be accepted from or on behalf of, holders of shares in such state. In those jurisdictions whose securities, blue sky or other laws require the offer to be made by a licensed broker or dealer, the offer shall be deemed to be made on behalf of Shaw by the Dealer Manager for the offer or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

                                            SHAW INDUSTRIES, INC.

                                            Plan Administrator, Shaw Industries,
                                            Inc. Retirement Savings Plan

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                       SUPPLEMENT TO THE INSTRUCTION FORM

                             SHAW INDUSTRIES, INC.
                            RETIREMENT SAVINGS PLAN

                 WITH RESPECT TO THE AMENDED OFFER TO PURCHASE
                FOR CASH UP TO 12,000,000 SHARES OF COMMON STOCK
                (INCLUDING THE ASSOCIATED SERIES A PARTICIPATING
                        PREFERRED STOCK PURCHASE RIGHTS)
              OF SHAW INDUSTRIES, INC. AT A PURCHASE PRICE NOT IN
                EXCESS OF $15.50 NOR LESS THAN $13.50 PER SHARE

     BEFORE COMPLETING THIS FORM, PLEASE READ CAREFULLY THE ORIGINAL OFFER TO PURCHASE, THE SUPPLEMENT TO THE OFFER TO PURCHASE AND THE RELATED SUPPLEMENT TO THE LETTER OF TRANSMITTAL AND ALL OTHER RELATED MATERIALS.

To:              INDEPENDENT FIDUCIARY
                 RETIREMENT SAVINGS PLAN

                 STATE STREET GLOBAL ADVISORS
                 ATTN: DAVID SWALLOW
                 200 NEWPORT AVENUE
                 NORTH QUINCY, MASSACHUSETTS 02171

From:            -------------------------------------,   Social Security
                        Retirement Savings Plan           Number:
                                                                  --------------
                              Participant
Participant's
Address:
                 -------------------------------------

                 -------------------------------------

                 -------------------------------------

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     The undersigned acknowledges receipt of your letter, the Original Offer to
Purchase dated March 13, 2000, the enclosed Supplement to the Offer to Purchase, dated April 5, 2000, and the related Supplement to the Letter of Transmittal, in connection with the offer by Shaw Industries, Inc., a Georgia corporation, to purchase 12,000,000 shares of its common stock, including the associated rights to purchase preferred stock, at a price not in excess of $15.50 nor less than $13.50 per share, net to seller in cash without interest, on terms and subject to conditions of the offer.

     Shaw will determine a single per share price (not in excess of $15.50 nor less than $13.50 per share) that it will pay for the shares properly tendered pursuant to the offer, taking into account the number of shares tendered and the prices specified by tendering shareholders. Shaw will purchase up to 12,000,000 shares or, if a lesser number of shares are properly tendered, all shares properly tendered.

     I hereby instruct the independent fiduciary appointed by Shaw to instruct State Street Bank and Trust Company, as Trustee (the "Trustee") of the Shaw Industries, Inc. Retirement Savings Plan, to tender to Shaw, in accordance with the terms and subject to the conditions set forth in the Original Offer to Purchase, the related Letter of Transmittal, the Supplement to the Offer to Purchase, and the Supplement to the Letter of Transmittal, copies of which I have received and read, the indicated number of shares or, if no number is indicated, all shares for the account of the undersigned, of Shaw's common stock allocated to my Retirement Savings Plan account at a price per share indicated below, and subject to the condition, if any, indicated in the box marked "Conditional Tender," below upon the terms of the offer. I understand that my instructions will be kept confidential from Shaw. Shaw will return shares tendered at prices greater than the purchase price, any shares not purchased because of proration and any shares not purchased because they were conditionally tendered.

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                  SIGNATURE BOX

     Signature:
               ----------------------------------

     Dated:
           --------------------------------------
     Name and Address
     (Please Print):
                    -----------------------------

     --------------------------------------------

     --------------------------------------------
     Area Code and
     Telephone Number:
                      ---------------------------

     Social Security Number:
                            ---------------------
-------------------------------------------------

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                           AGGREGATE NUMBER OF SHARES
   TO BE TENDERED:(*)

                        PRICE (IN DOLLARS) PER SHARE AT
                        WHICH SHARES ARE BEING TENDERED

              CHECK ONLY ONE BOX

        [ ]  $13.50        [ ]  $14.75

        [ ]  $13.75        [ ]  $15.00

        [ ]  $14.00        [ ]  $15.25

        [ ]  $14.25        [ ]  $15.50

        [ ]  $14.50


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
     [ ]  CONDITIONAL TENDER
     UNLESS THIS BOX HAS BEEN COMPLETED AND
     A MINIMUM SPECIFIED, THE TENDER WILL BE
     DEEMED UNCONDITIONAL (SEE SECTIONS 1
     AND 2 OF THE OFFER TO PURCHASE)
     Minimum number of shares that must be
     purchased if any are purchased:
                        shares
     ------------------

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
            SHARES TENDERED AT PRICE
              DETERMINED UNDER THE
                  TENDER OFFER.
     ---------------------------------------

     [ ]  The undersigned wants to maximize
     the chance of having Shaw purchase all
     of the shares the undersigned is
     tendering (subject to the possibility
     of proration). Accordingly, by checking
     THIS BOX INSTEAD OF ONE OF THE PRICE
     BOXES ABOVE, the undersigned hereby
     tenders shares and is willing to accept
     the purchase price determined by Shaw
     in accordance with the terms of the
     tender offer. This action could result
     in receiving a price per share as low
     as $13.50.

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(*) Unless otherwise indicated, it will be assumed that all of the shares held for the account of the undersigned in the Retirement Savings Plan as of February 29, 2000 are to be tendered.